Exhibit 16.2




June 18, 1996

Securities and Exchange Commission
Washington, D.C.  20549

Re: ACT Teleconferencing, Inc. File No. 0-14731

Dear Sir:

This letter will confirm our agreement with the statements made by ACT Teleconferencing, Inc. in their Form 8-K, item 4(a)(1) dated June 11, 1996.

Yours truly,
by: /s/Van Dorn & Bossi
Van Dorn & Bossi